Exhibit 4(a)-3


                                  ARTICLES OF MERGER

                                          OF

                          ENSERCH EXPLORATION HOLDINGS, INC.
                                    WITH AND INTO
                                 ENSERCH CORPORATION


               The undersigned domestic corporation adopts the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.16 of the Texas Business Corporation Act.

               1. Enserch Exploration Holdings, Inc., a Delaware corporation (the "Subsidiary"), will merger with and into ENSERCH Corporation, a Texas corporation (the "Parent"), and the Parent will be the surviving corporation. Section 253 of the General Corporation Law of Delaware provides for short-form mergers between a domestic subsidiary corporation and a foreign parent corporation.

               2. The number of outstanding shares of each class of the Subsidiary and the number of such shares of each class owned by the Parent are as follows:

                                        Number of      Number of
               Name of        Class of  Shares         Outstanding
               Corporation     Shares   Outstanding    Owned by Parent
               -----------    --------  -----------    ---------------

               Enserch        Common-
               Exploration     Class A    169,920        169,920
               Holdings, Inc. Common-
                               Class B         80             80


               3. A copy of the resolutions adopted on September 10, 1996, by the Board of Directors of Parent to merge the Subsidiary into Parent is attached hereto as Exhibit A.

               4. The merger shall be effective upon the issuance of the Certificate of Merger by the Secretary of State in accordance with the provisions of Article 5.05 of the Texas Business Corporation Act.

               Executed this 25th day of April, 1997 at 4:00 P.M.

                                        ENSERCH Corporation

                                        By:   /s/ J.W. Pinkerton
                                           --------------------------------
                                             J.W. Pinkerton, Vice President

                                      EXHIBIT A


               WHEREAS Section 5.16 of the Texas Business Corporation Act permits short-form mergers if the subsidiary is a foreign corporation and the parent is a Texas corporation, provided that this procedure is permitted by the laws of the foreign corporation's jurisdiction of incorporation, and

               WHEREAS Section 253 of the General Corporation Law of Delaware provides for short-form mergers between a domestic subsidiary corporation and a foreign parent corporation,

               RESOLVED, That Enserch Exploration Holdings, Inc., a Delaware corporation ("Holdings"), which is a wholly owned subsidiary of ENSERCH Corporation, merge with and into ENSERCH Corporation pursuant to Section 5.16 of the Texas Business Corporation Act (the "Merger") and that ENSERCH Corporation assume all of the obligations of Holdings at such time; and

               RESOLVED, That the proper officers of this Corporation are hereby authorized and empowered to file with the Secretary of State of the State of Texas Articles of Merger and with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger to effect the Merger of Holdings into this Corporation and to take, or cause to be taken, all such further action and to execute and deliver or cause to be executed and delivered, in the name of and on behalf of this Corporation, all such further instruments and documents as any such officer may deem to be necessary or advisable in order to effect the purpose and intent of the foregoing resolution and to be in the best interests of this Corporation (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments and documents, as the case may be, by or under the direction of any such officer).

                           CERTIFICATION OF ACCOUNT STATUS


          THE STATE OF TEXAS

          COUNTY OF TRAVIS


          I, John Sharp, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the current records of this office

               ENSERCH EXPLORATION HOLDINGS INC.

          is out of business, that all required reports for taxes administered by the Comptroller have been filed and that the taxes due on those reports have been paid. This certificate may be used for the purpose of dissolution, merger or withdrawal with the Texas Secretary of State.

          This certificate is valid through DECEMBER 31, 1997.


          GIVEN UNDER MY HAND AND
          SEAL OF OFFICE in the
          City of Austin, this
          17th day of April, 1997 A.D.

            /s/ John Sharp

          JOHN SHARP
          Comptroller of Public Accounts